DISTRIBUTORSHIP AGREEMENT

      THIS AGREEMENT IS MADE AS OF THE 30th DAY OF August, 2005, by and between NeoMedia Technologies, Inc., a Delaware corporation with its principal place of business at 2201 Second Street, Suite 600, Fort Myers, FL, 33901, USA, ("Supplier") and Beijing Sino-US Jinche Yingang Auto Technological Services Limited, a Joint Venture operating under the laws of the People's Republic of China, with its principal place of business at IV-2-3-20, Building No. 3, Wen Liu Xin Ji Yuan Xia Yuan, Haidian District, Beijing, China, ("Distributor").

                                    ARTICLE I
                                   DEFINITIONS

      When used in this Agreement, the following terms shall have the meanings indicated. The meanings shall be applied whether the singular or the plural form of the term is used.

"Affiliate" means any company controlled by, controlling, or under common control with Supplier.

"Agreement" means this agreement, and the attachments, together with all amendments thereto. "Attachment" means any form or exhibit attached to this agreement.

"Customer" means any person who purchases Products from Distributor.

"Shipping Point" means any facility designated by Supplier as the origination point for shipment of the Products.

"Products" means the products described in the attached Attachment A. Products may be deleted from or added to Attachment A and Supplier may change the specifications and design of Products at its sole discretion at any time by mailing written notice of such changes to Distributor.

"Territory" means the geographic area or areas set forth in Attachment B.

"Trademark" means any trademark, logo, or service mark, whether or not registered, used to represent or describe the Products of Supplier.

                                   ARTICLE II
                           APPOINTMENT OF DISTRIBUTOR

      1.1 Appointment. Supplier hereby appoints Distributor as Supplier's
          ------------
distributor of Products in the Territory, and Distributor accepts that position. It is understood that, in such areas of the territory where Distributor is a non-exclusive distributor as outlined in Attachment B, Supplier cannot lawfully prevent its distributors located elsewhere from supplying Products for sale or use within the non-exclusive portions of the Territory and that it has no obligation to do so. Distributor agrees that Supplier will be its sole supplier of the Products in the Territory as long as this Agreement is effective.

      1.2 Relationship of Parties. Supplier and Distributor are each independent
          ------------------------
contractors and nothing in this Agreement will be construed or interpreted as creating an employer/employee, agency, joint venture or any similar relationship between the parties. Consequently, (a) Distributor is and will remain an independent purchaser and user of the Products, (b) neither party will have or exercise any right or authority to assume or create any obligations or responsibilities, including without limitation contractual obligations, on behalf of or in the name of the other party, and (c) each party hereto will be exclusively responsible for paying all income and other taxes and costs and all expenses relating to its respective business.

      1.3 Sale of Products by Distributor. Distributor shall use its best
          --------------------------------
efforts to distribute the Products and to fully develop the market for the Products within the Territory.

      1.4 Competing Products. Distributor agrees that it will not distribute or
          -------------------
represent any Products in the Territory that compete with the Products during the term of this Agreement or any extensions thereof.

      1.5 Advertising. Distributor shall be entitled, during the term of the
          ------------
distributorship created by this Agreement and any extension thereof, to advertise and hold itself out as an authorized Distributor of the Products. At all times during the term of the distributorship created by this Agreement and any extension thereof, Distributor shall use the Trademarks in all advertisements and other activities conducted by Distributor to promote the sale of the Products. Distributor shall submit samples of all proposed advertisements and other promotional materials for the Products to Supplier for approval and Distributor shall not use any such advertisements or promotional materials without having received the prior written consent of Supplier to do so. Distributor shall not, pursuant to this Agreement or otherwise, have or acquire any right, title or interest in or to Supplier's Trademarks.

      1.6 New Products. If Supplier or any Affiliate now or hereafter
          -------------
manufactures or distributes, or proposes to manufacture or distribute, any product other than the Products, Supplier shall immediately notify, or cause such Affiliate to notify, Distributor of that fact and of all details concerning that product. Distributor may request from Supplier distribution rights for that product in the Territory, or any portion thereof, and if so requested, Supplier shall grant, or shall cause the subject Affiliate to grant, such distribution rights to Distributor on terms and conditions no less favorable than those provided in this Agreement with respect to Products. If Distributor does not obtain those distribution rights or obtains them only for a portion of the Territory, and Supplier or an Affiliate later desires to offer those distribution rights for the Territory or any portion thereof to another party, Supplier shall first, or shall cause such Affiliate to first, make that offer in writing to Distributor on terms and conditions which shall be specified fully in that offer. That offer shall contain a full description of the subject product and its operation. Distributor may request, and Supplier shall promptly provide, or shall cause such Affiliate promptly to provide, further information concerning the product or the offer. If Distributor fails to accept such offer, Supplier or the Affiliate may then offer the product to another party for distribution in the Territory, but may not offer it on terms and conditions more favorable than those offered to Distributor. If Supplier or the Affiliate desires to make a better offer to another party, Supplier shall first, or shall cause the affiliate first to, make such better offer to Distributor in accordance with the procedure set forth above.

      1.7 Distributor Sales, Service and Storage Facilities. Distributor shall,
          --------------------------------------------------
at its expense, engage and maintain a sales, service and storage organization in the Territory, staffed with such experienced personnel as are necessary to enable Distributor to perform its obligations under this Agreement. Distributor shall, at its expense, maintain facilities and personnel in the Territory that will enable it promptly and satisfactorily to perform, at a reasonable price, all inspection, maintenance and other necessary servicing of Products sold by Distributor. Distributor shall, at its expense, at all times store and maintain its inventory of Products in accordance with current, applicable instructions issued by Supplier from time to time. Distributor shall, at its expense, fully explain and demonstrate to the customer the proper method of operating and maintaining the Products.

      1.8 Legal Compliance. Distributor and its affiliates shall each comply
          -----------------
with all national, state or provincial, and local or municipal laws, ordinances, by-laws, rules, regulations, orders, rulings and permits applicable to its performance under this Agreement. Distributor and its affiliates agree to promptly make all reports to and filings with governmental agencies required by applicable laws, by-laws, rules and regulations and to obtain all approvals, licenses, permits and permissions necessary for its operations under this Agreement. Distributor shall pay its own costs incurred in making such filings and reports and in obtaining such approvals, licenses, permits and permissions.

                                   ARTICLE III
                     TERMS OF PURCHASE AND SALE OF PRODUCTS

      2.1 Purchase of Product. Distributor shall purchase its requirements for
          --------------------
the Products from Supplier. Such requirements shall include purchasing and maintaining an inventory of Products that is sufficient to enable Distributor to perform its obligations hereunder. Supplier shall supply to Distributor sufficient Products to enable Distributor to meet the full demand for Products in the Territory. All orders for Products transmitted by Distributor to Supplier shall be deemed to be accepted by Supplier at the time such orders are received by Supplier to the extent that they are in compliance with the terms of this Agreement and Supplier shall perform in accordance with all accepted orders. Supplier shall confirm its receipt and acceptance of each order within 3 days of receipt of the order.

      2.2 Purchases for Resale. All Products purchased by Distributor shall be
          ---------------------
purchased solely for commercial resale to, or use by, retail facilities owned or franchised by Distributor, excepting those Products reasonably required by Distributor for advertising and demonstration purposes.

      2.3 Order Procedure. Each order for Products issued by Distributor to
          ----------------
Supplier under this Agreement shall identify that it is an order and shall further set forth the description and quantity of Products which are to be delivered on each of such dates. The individual contracts for the sale of Products formed by Distributor's submission of orders to Supplier pursuant to the terms and conditions hereof shall automatically incorporate, to the extent applicable, the terms and conditions hereof, shall be subject only to those terms and conditions (together with all terms in orders which are contemplated by this Agreement) and shall not be subject to any conflicting or additional terms included in any documents exchanged in connection therewith. Notwithstanding anything in this Section, Supplier and Distributor may, by written agreement, modify the terms and conditions of this Agreement.

      2.4 Cancellation of Orders. All cancellation of orders by Distributor
          -----------------------
shall be in writing, or if not initially in writing, shall be confirmed in writing. If Distributor cancels an order, which has been accepted by Supplier, Distributor shall reimburse Supplier for any cost incident to such order incurred by Supplier prior to the time it was informed of the cancellation.

      2.5 Purchase Price. The prices for Products, and any discounts applicable
          ---------------
thereto, are set forth in Attachment A. All prices are F.O.B. the Shipping Point. If the price for any Product is not set forth on Attachment A and Distributor nevertheless orders such a Product from Supplier, the parties hereby evidence their intention thereby to conclude a contract for the sale of that Product at a reasonable price to be determined by the Parties mutually negotiating in good faith.

      2.6 Price Changes. Supplier reserves the right, in its sole discretion, to
          -------------
change prices or discounts applicable to the Products. Supplier shall give written notice to Distributor of any price change at least 15 days prior to the effective date thereof. The price in effect as of the date of Distributor's receipt of notice of such price change shall remain applicable to all orders received by Supplier prior to that effective date.

      2.7 Packing. Supplier shall, at its expense, pack all Products in
          --------
accordance with Supplier's standard packing procedure, which shall be suitable to permit shipment of the Products to the Territory; provided, however, that if Distributor requests a modification of those procedures, Supplier shall make the requested modification and Distributor shall bear any reasonable expenses incurred by Supplier in complying with such modified procedures which are in excess of the expenses which Supplier would have incurred in following its standard procedures.

      2.8 Delivery: Title and Risk of Loss. All deliveries of Products sold by
          ---------------------------------
Supplier to Distributor pursuant to this Agreement shall be made F.O.B. the Shipping Point, and title to and risk of loss of Products shall pass from Supplier to Distributor at the Shipping Point. Supplier shall be responsible for arranging all transportation of Products, but if requested by Supplier, Distributor shall, at Supplier's expense, assist Distributor in making such arrangements. Supplier shall also procure insurance for the transportation of the Products, and such insurance shall be of a kind and on terms current at the port of shipment.

      2.9 Inspection and Acceptance. Promptly upon the receipt of a shipment of
          --------------------------
Products, Distributor shall examine the shipment to determine whether any item or items included in the shipment are in short supply, defective or damaged. Within 10 days of receipt of the shipment, Distributor shall notify Supplier in writing of any shortages, defects or damage, which Distributor claims existed at the time of delivery. Within 30 days after the receipt of such notice, Supplier will investigate the claim of shortages, defects or damage, inform Distributor of its findings, and deliver to Distributor Products to replace any which Supplier determines, were in short supply, defective or damaged at the time of delivery. Unless notice is given as provided in this Section, Distributor shall be deemed to have accepted such Products and to have waived all claims for shortages, defect or damage.

      2.10 Warranty. SUPPLIER MAKES NO WARRANTY WHATSOEVER CONCERNING THE
           ---------
PRODUCTS. THE PRODUCTS ARE SOLD "AS IS" WITHOUT EXPRESS OR IMPLIED WARRANTY OF ANY KIND. SUPPLIER FURTHER DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF TITLE, NONINFRINGEMENT, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR ARISING FROM A COURSE OF DEALING OR USAGE OF TRADE. DISTRIBUTOR ACKNOWLEDGES THAT THE ENTIRE RISK ARISING OUT OF THE USE OR PERFORMANCE OF THE PRODUCTS AND THE SYSTEM REMAINS WITH DISRIBUTOR. TO THE EXTENT THAT A PARTICULAR JURISDICTION DOES NOT ALLOW FOR THE EXCLUSION OF IMPLIED WARRANTIES, ANY IMPLIED WARRANTIES UNDER THIS AGREEMENT ARE LIMITED TO THIRTY (30) DAYS WITHOUT AFFECTING ANY OTHER LIMITATION CONTAINED IN THIS AGREEMENT

      2.11 Payment. Supplier will invoice Distributor for each purchase order
           --------
received by Supplier upon the complete shipment of the Products specified in the purchase order. Unless otherwise agreed to in writing by the parties, Distributor will pay all invoices 30 days of receipt of such invoice. All payments by Distributor under this Agreement shall be payable to Supplier by Distributor in the official and legal currency of the United States of America. Such payment shall be made by wire transfer of immediately available funds to an account specified by Supplier. Without prejudice to the other provisions of this Section or any other right or remedy of Supplier , if Distributor is in arrears with respect to any payment due to Supplier , or in the reasonable opinion of Supplier , Distributor is or will be unable to pay its debts as they fall due, then: (a) Supplier may elect not to deliver the Products except against contemporaneous payment by Distributor in cash in full of all amounts due and owing to Supplier ; and (b) all amounts owed to Supplier by Distributor shall become immediately due and payable.

      2.12 Labeling. Supplier will deliver all Products to Distributor's common
           ---------
carrier properly packaged and labeled in shipping cases. Distributor will instruct Supplier at the time of placing its order as to whether the Product containers themselves should be labeled by Supplier. If so instructed, Supplier will apply labels supplied by Distributor to the Products at the sole cost of Distributor. Distributor will provide a copy of each of the labels to Supplier for its review and approval before final printing, such approval not to be unreasonably withheld. Before final printing, Distributor will make all changes to the label designated by Supplier in writing as necessary to comply with laws or regulations. In the event that Distributor instructs Supplier not to label containers, Distributor will be responsible for the cost of labeling the Products at or en-route to their destination.

                                   ARTICLE III
                                   TERMINATION

      3.1 Termination. Either party may terminate this Agreement for any reason
          ------------
by providing 30 days notice of such termination to the other party. Such notice will be in effect immediately upon the receipt of the notice by the other party. The expiration or termination of this Agreement will not release or affect the obligations of either party to timely pay all amounts then or thereafter due to the other party. Upon the termination or expiration of the Agreement with or without any reason, the Distributor shall disclose its accounting information through financial reports, customer list and sales information, and the logistic channels to Supplier within ten (10) days after the termination or expiration of the Agreement.

      3.2 Limitation of Liability. Neither Distributor will be liable to
          ------------------------
Supplier nor Supplier will be liable to Distributor due to the termination or expiration of this Agreement in accordance with its terms. Neither party will be entitled to any compensation, reimbursement or damages from the other for: (a) loss of prospective compensation, profits or income or other consequential damages; (b) loss of anticipated sales; (c) goodwill or loss thereof; or (d) expenditures, expenses, investments, leases or any type of commitment made in connection with, or in reliance upon, this Agreement.


                                   ARTICLE IV
                     CONFIDENTIAL INFORMATION AND TAMPERING

      4.1 Confidential Information. Distributor covenants and agrees that it
          -------------------------
shall not, directly or indirectly, during the term of this Agreement, or at any time thereafter, take any steps or induce any other party to reproduce, reverse engineer or otherwise ascertain the formulas for any such Product, nor shall it attempt or induce any other party to manufacture or produce such Product. Those items shall at all times and for all purposes be held by Distributor in a confidential capacity and shall not, without the prior written consent of Supplier, (i) be disclosed by Distributor to any person, firm or corporation, excepting those salaried employees of Distributor who are required to utilize such items in connection with the sale, inspection, repair or servicing of Products during the term of the distributorship created by this Agreement or any extension thereof, or (ii) be disclosed to any person, firm or corporation, or copied or used by Distributor, its employees or agents at any time following the expiration or termination of this Agreement or any extension thereof. Supplier may require as a condition to any disclosure by Distributor pursuant to this Section that any salaried employee to whom disclosure is to be made sign a confidentiality agreement, enforceable by Supplier, containing terms satisfactory to Supplier.

      4.2 Non-tampering Agreement. Distributor agrees to refrain from tampering
          ------------------------
with, altering or modifying the Products without the express written consent of Supplier. In order to ascertain that Distributor is complying with this obligation, Supplier shall be entitled, at any reasonable time, to remove and test samples of the Products from Distributor's inventory or the inventory of Distributor's affiliates, sub-distributors, franchisees or dealers. Supplier will not be required to pay for these samples. Supplier will promptly replace all such samples at its cost. Supplier will take the smallest quantities reasonably necessary for testing and will not take a quantity of the Products at any affiliate, sub-distributors, franchisees or dealers location that will impair the ability of the affiliate, sub-distributors, franchisees or dealers to serve its customers. An independent certified laboratory selected by Supplier will do all testing of these samples. The cost of such testing will be borne by Supplier unless the testing demonstrates that the Products sampled were not supplied to Distributor by Supplier or have been tampered with, altered or modified without the written consent of Supplier, in which case the cost of testing will be borne by Distributor. All intellectual properties relating to any products that were the result of any tampering conduct, such intellectual properties shall belong to Supplier.

                                    ARTICLE V
                               DISPUTE RESOLUTION

      5.1 Unaided Negotiations. All disagreements, disputes and controversies
          ---------------------
(each, a "dispute") between the parties arising from or relating to this Agreement, including, but not limited to, allegations of fraud and misrepresentation, shall be settled by the procedures specified in this Article. If one party believes the other party has breached this Agreement, that party shall promptly notify the other party in writing. The party receiving such a notice shall respond in writing within seven (7) days after receipt. If the dispute is not promptly resolved there shall follow, within twenty (20) days, after written notice, a meeting of the representatives of the parties. The purpose of the meeting shall be to discuss and negotiate in good faith, a resolution of any outstanding dispute. All negotiations pursuant to this Article are confidential and shall be treated as compromise and settlement negotiations.

      5.2 Mediation. If unaided negotiations fail to bring about a prompt
          ----------
resolution of the dispute, then within twenty (20) days following the meeting of the parties, the parties shall initiate a voluntary, non-binding mediation conducted by a mediator mutually-agreed upon by the parties. If the parties are not able to agree upon a mediator, they shall request that the Canadian Arbitration Association appoint a capable mediator for them. The parties shall bear equally the costs and expenses of this mediation and endeavor in good faith to resolve their differences. Mediation pursuant to this Article is confidential and shall be treated as compromise and settlement negotiations.

      5.3 Choice of Law; Litigation. This Agreement will be construed under and
          --------------------------
subject to the laws of the State of Florida, USA, but does is entitled to other remedies under local laws and regulations. The parties agree to waive any provision in the United Nations Convention on the Law Applicable to the International Sale of Goods or any other treaty or international convention to which Canada or the USA are or may become signatories which might lead to a different choice of law. The parties hereto agree to submit all disputes arising from or relating to this Agreement to the Canadian Arbitration Association for arbitration in accordance with its rules and regulations. There shall be three
(3) arbitrators, one selected by Supplier, one selected by Distributor, and the third selected by the Court of Arbitration with mutual consents of both Parties, who shall concurrently serve as Chairman of the arbitration panel. The arbitration award shall be final and binding upon the parties. The costs of arbitration shall be borne by the losing party or as otherwise determined by the arbitration panel. Any award of the arbitration shall be enforceable by any court having jurisdiction over the party or parties against which the award has been rendered, or wherever assets of the party or parties against which the award has been rendered are located. The parties hereby waive any claim or right to immunity for itself, or any of its assets, from the jurisdiction of any court with respect to enforcement of an arbitral award rendered pursuant to this Agreement. An arbitration clause does not prevent any party from requesting interim conservatory measures from the courts. In resolving of the dispute, except for the disputed part, other parts of the Contract shall be performed accordingly.

                                   ARTICLE VI
                    INDEMNIFICATION AND LIABILITY LIMITATION

      6.1 Distributor Indemnification of Supplier. Distributor agrees to comply
          ----------------------------------------
with all municipal, city, Provincial and Federal laws, by-laws, regulations, ordinances and any other regulations with which it must comply. Distributor shall indemnify and hold Supplier, its officers, directors, employees, agents, successors and assigns harmless against, and will reimburse Supplier for, all losses, claims, damages, judgments, costs and expenses of whatever form and nature, including, without limitation, attorneys' fees, court costs and litigation expenses, whether direct or indirect, that Supplier, or any of is officers, directors, employees, agents, successors or assigns, may sustain or incur as a result of: (a) any failure by Distributor and/or its directors, officers, employees, dealers, affiliates, franchisees and sub-distributors (collectively, the "Distributor Parties") to comply with any municipal, city, Provincial and Federal law, by-law, regulation, ordinance or any other regulation, (b) any distribution, sale, use or misuse of the Products by the Distributor Parties; (c) any loss, claim or action based on the negligence, misfeasance or nonfeasance of the Distributor Parties, including, but not limited to, actions by each or any Distributor Party involving or administering training concerning the Products or any environmental liability involving, relating to or arising from the Products, or (d) any liability arising due to or as a result of the labeling of the Products.

          (a) Supplier shall not be obligated or liable for any injury or death of any person or damage to any property caused by the Distributor's action, failure to act, negligence or willful conduct, nor for any liability of the Distributor, whether or not the same be covered by insurance arranged pursuant to this Agreement. For purposes of this Agreement, if the Distributor can control or cause the actions or omissions of any Distributor Party, or can control or cause any Distributor Party's to omit to take any action, Supplier shall not be obligated or liable for any injury or death of any person or damage to any property caused by the any Distributor Party's action, failure to act, negligence or willful conduct, nor for any liability of the Distributor Party, whether or not the same be covered by insurance arranged pursuant to this Agreement or otherwise.

          (b) The Distributor shall indemnify and save Supplier and its affiliates and its and their respective shareholders, directors, officers, partners, members, employees and agents harmless from:

              (i) All fines, suits, proceedings, claims, demands or actions of any nature or kind whatsoever, directly or indirectly arising out of, or in any manner whatsoever associated or connected with the Distributor's operations, including without limitation, all claims made in respect of loss of or damage to customer's vehicles or the contents thereof;

              (ii) All costs, expenses and damages, including legal costs on a solicitor and client basis incurred by Supplier in enforcing the provisions of the Agreement against the Distributor; and against any and all damages, costs, expenses and fees incurred by on behalf of any of the foregoing in the investigation, prosecution or defense of any and all such suits, proceedings, claims, demands or actions. Supplier shall have the right to pay, settle or compromise any claim as it sees fit in its sole and unfettered discretion, without in any way limiting its rights hereunder.

          (c) The Distributor shall indemnify and hold Supplier and any of its affiliates and its and their respective directors, shareholders, officers, partners, members and employees harmless from and against any and all taxes that the Distributor may be required by applicable law to pay.

          (d) This Agreement, the documents incorporated by reference herein, and the attachments hereto constitute the entire agreement between the parties and all prior negotiations, commitments, conditions, representations, warranties and undertakings are merged herein. Except as herein provided, there are no oral or written conditions, representations, warranties, undertakings or agreements made by Supplier to the Distributor relating to the subject matter hereof. Supplier and Distributor specifically acknowledge and agree that the Distributor has entered into this Agreement after making an independent investigation of the operations of Supplier and not upon any representation made by Supplier as to the profits which the Distributor might expect to realize, nor has anyone made any other representation which is not expressly set forth herein to induce the Distributor to execute and deliver this Agreement. The Distributor hereby represents and warrants to Supplier that all written statements made by the Distributor to Supplier prior to the execution of the Agreement, including, without limitation, all statements pertaining to the Distributor's financial standing, were true when made and continue to be true at the time of execution of this Agreement (unless subsequently corrected in writing), and in the event that such representation or warranty is untrue, Supplier shall, at its option, be entitled to terminate this Agreement without prejudice to any other remedies that it may have.

          (e) Nothing in this Agreement shall be interpreted as requiring the Distributor to sell any product or provide any service at a price stipulated by Supplier or any other person. However, Supplier may establish, maintain and advertise a suggested schedule of retail prices, although the Distributor shall be under no obligation whatsoever to comply with same, and shall suffer no penalty from Supplier for non-compliance.

          (f) The Distributor acknowledges that Supplier may receive rebates from suppliers of Supplier or the Distributor in respect of purchases made by Supplier or Distributor and expressly acknowledges and confirms that the Distributor shall have no rights in respect of, or entitlement to, such rebates.

          (g) This Agreement shall inure to the benefit of and be binding upon the Distributor and its successors and assigns but shall be personal to and non-assignable by the Distributor, except with the prior written consent of Supplier, which may not be unreasonably withheld. Any purported assignment of the rights of the Distributor hereunder without such consent by Supplier shall permit Supplier to immediately terminate this Agreement without notice. For the purpose of this provision the term "assignment" shall include any sale, assignment, transfer, pledge, hypothecation, encumbrance or other disposition of this Agreement or of the Distributor's rights hereunder, including, but not limited to, any transfer or assignment resulting from the death of the Distributor, bankruptcy of the Distributor, or otherwise resulting by operation of law. In the event that this Agreement is made with or assigned to a corporation, the term "assignment" shall also include any change in voting control of the Distributor from the person or persons who hold(s) such control on the date of this Agreement.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers or employees.


NEOMEDIA TECHNOLOGIES, INC.


By: /s/ Charles T. Jensen
   -----------------------------------------

Name:    Charles T. Jensen
         -----------------------------------

Title:   President & CEO
         -----------------------------------



DISTRIBUTOR:

Beijing Sino-US Jinche Yingang Auto Technological Services Limited
------------------------------------------------------------------

By:  /s/ Pang Gui-san
     ---------------------------------------

Name:    Pang Gui-san
         -----------------------------------

Title:   Chairman
         -----------------------------------